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                                                                   Exhibit 99.4

                        GARDEN STATE NEWSPAPERS, INC.

                      OFFER TO EXCHANGE ITS OUTSTANDING
          8 5/8% SERIES A SENIOR SUBORDINATED NOTES DUE 2011 FOR ITS
     8 5/8% SERIES B SENIOR SUBORDINATED NOTES DUE 2011 WHICH HAVE BEEN
           REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

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           THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.
      NEW YORK CITY TIME, ON JULY __, 1999, UNLESS THE OFFER IS EXTENDED.
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                                                             ________ ___, 1998

To Our Clients:

     Enclosed for your consideration are the Prospectus, dated ________ ___, 1999 (the "Prospectus"), and the related Letter of Transmittal (which together constitute the "Exchange Offer") setting forth an offer by Garden State Newspapers, Inc., a Delaware corporation (the "Company"), to exchange $1,000 principal amount of its 8 5/8% Series A Senior Subordinated Notes due 2011 (the "Original Notes"), of which $200,000,000 aggregate principal amount is outstanding, for each $1,000 principal amount of its 8 5/8% Series B Senior Subordinated Notes due 2011 (the "Exchange Notes"), which have been registered under the Securities Act of 1933, as amended, upon the terms and subject to the conditions set forth in the Prospectus, dated ______ __, 1999 (the "Prospectus") and in the related Letter of Transmittal (which together constitute the "Exchange Offer").

     WE ARE THE HOLDER OF RECORD OF ORIGINAL NOTES FOR YOUR ACCOUNT. A TENDER OF SUCH ORIGINAL NOTES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER ORIGINAL NOTES HELD BY US FOR YOUR ACCOUNT.

     We request instructions as to whether you wish us to tender any or all of the Original Notes held by us for your account, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal.

     Your attention is directed to the following:

          (1)  The Exchange Offer is for any and all outstanding Original Notes.

          (2) The Exchange Offer is not conditioned upon any minimum number of Original Notes being tendered.

          (3) The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer Certain -- Conditions to the Exchange Offer."

          (4) The Exchange Offer and withdrawal rights will expire at 5:00 p.m., New York City time, on July __, 1999, unless the Exchange Offer is extended. Your instructions to us should be forwarded to us in ample time to permit us to submit a tender on your behalf.

          (5) Any transfer taxes applicable to the exchange of Original Notes pursuant to the Exchange Offer will be paid by the Company, except as otherwise provided in Instruction 11 of the Letter of Transmittal.

     If you wish to have us tender any or all of your Original Notes held by us for your account upon the terms and subject to the conditions set forth in the Exchange Offer, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof.

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                        GARDEN STATE NEWSPAPERS, INC.

                         INSTRUCTIONS WITH RESPECT TO
                      OFFER TO EXCHANGE ITS OUTSTANDING
             8 5/8% SERIES A SENIOR SUBORDINATED NOTES DUE 2011
 FOR ITS 8 5/8% SERIES B SENIOR SUBORDINATED NOTES DUE 2011 WHICH HAVE BEEN
           REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

          THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
     NEW YORK CITY TIME, ON JULY __, 1999, UNLESS THE OFFER IS EXTENDED.

     The undersigned acknowledge(s) receipt of your letter and the enclosed Prospectus, dated _______ ___, 1999, and the related Letter of Transmittal (which together constitute the "Exchange Offer") in connection with the offer by Garden State Newspapers, Inc., a Delaware corporation (the "Company"), to exchange $1,000 principal amount of its 8 5/8% Series A Senior Subordinated Notes due 2011 (the "Original Notes"), of which $200,000,000 aggregate principal amount is outstanding, for each $1,000 principal amount of its 8 5/8% Series B Senior Subordinated Notes due 2011 (the "Exchange Notes"), which have been registered under the Securities Act of 1933, as amended, upon the terms and subject to the conditions set forth in the Prospectus, dated ______ __, 1999 (the "Prospectus") and in the related Letter of Transmittal (which together constitute the "Exchange Offer").

     This will instruct you to tender the Original Notes indicated below held by you for the account of the undersigned, pursuant to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal. (Check one).

Box 1     [ ]  Please tender my Original Notes held by you for my account.  If I do not wish to tender all of the Original Notes held by you for my account, I have identified on a signed schedule attached hereto the number of Original Notes that I do not wish tendered.

Box 2     [ ]  Please do not tender any Original Notes held by you for my account.

Date ____________________, 1999


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                                                     Signature(s)

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                                               Please print name(s) here


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                                              Area code and Telephone No.

     Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all Original Notes.